UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 3, 2010

UTEK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	814-00203	59-3603677
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2109 East Palm Avenue

Tampa, FL 33605

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (813) 754-4330

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 3, 2010 the board of directors of UTEK Corporation (the “Company”) appointed Charles L. Pope as a member of the board of directors, whose term will begin on February 3, 2010. There was no arrangement or understanding pursuant to which Mr. Pope was elected as a director, and the Company is not currently a party to any transactions involving Mr. Pope. Mr. Pope will also serve on the audit committee of the board of directors.

In addition to the customary cash fees that Mr. Pope will receive for his service on the Company’s board of directors, he will also be granted options to purchase the Company’s common stock pursuant to the Company’s Amended and Restated Non-Qualified Stock Option Plan. Specifically, Mr. Pope will receive options to purchase up to 25,000 shares of the Company’s common stock, with options to purchase 6,250 shares of common stock vesting at the time of grant and options to purchase an additional 6,250 shares of common stock vesting on each of the three consecutive anniversaries following the grant date.

On February 2, 2010 the Company issued a press release announcing the election of Mr. Pope as a new director. The full text of the press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated February 2, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2010	UTEK CORPORATION.

	By:	/S/ CAROLE R. WRIGHT
Carole R. Wright
Chief Financial Officer